Exhibit 99.1

Conn’s, Inc. Announces Results for the Quarter Ended April 30, 2012

BEAUMONT, Texas--(BUSINESS WIRE)--June 4, 2012--Conn’s, Inc. (NASDAQ: CONN), a specialty retailer of home appliances, furniture, mattresses, consumer electronics, computers and lawn and garden products, today announced its results for the quarter ended April 30, 2012.

Significant items for the first quarter of fiscal 2013 include:

  Diluted earnings per share rose to $0.35 for the three months ended April 30, 2012, from $0.14 in the previous year;
  Same store sales increased 17.8% over the same period in 2011;
  Total revenues were $200.9 million, a year-over-year increase of $8.9 million, or 4.6%, with reported growth tempered by the closing of 11 stores in fiscal 2012;
  Retail segment gross margin rose 320 basis points to 33.7%;
  Retail segment operating income increased to $10.8 million, compared to $4.9 million for the same quarter in the prior fiscal year;
  Credit segment operating income increased to $11.1 million, compared to $9.9 million for the prior-year period; and
  The Company raised earnings guidance for fiscal year 2013 to adjusted diluted earnings per share of $1.30 to $1.40.

“Our current quarter results demonstrate the value we deliver to our customers with a broad range of high-quality products and a better shopping experience,” stated Theodore M. Wright, Chairman and CEO. “We have seen a significant benefit from recently remodeled stores, as sales growth at those stores outpaced the double digit growth seen overall.”

Retail Segment Results

The increase in net sales during the quarter was driven by higher average selling prices in the major product categories, improved and expanded product selection in the furniture and mattress category and retention of a portion of the unit volume from stores closed in the prior year. The reported increase in sales was partially offset by the impact of the closure of 11 stores in fiscal 2012.

Retail gross margin increased to 33.7% in the current-year quarter, from 30.5% in the same quarter of the prior year. The increase in the retail gross margin was driven by a favorable shift in product mix. The majority of the margin expansion was reported in the furniture and mattress category, which contributed approximately 30% of our product gross profit in the first quarter of fiscal 2013.

Credit Segment Results

The credit segment’s results, compared to the same quarter in the prior year, were impacted by:

  Lower servicing costs and reduced provision for bad debts, with the continued improvement in overall credit quality of the portfolio;
  Lower borrowing cost, with a reduction in the effective interest rate on outstanding borrowings and a decline in outstanding debt;
  Reduction in average portfolio balance from the prior-year period; and
  A decline in portfolio interest and fee yield to 18.0%, due to a higher relative amount of short-term promotional receivables and increased net charge-off levels.

Additional information on the credit portfolio and its performance may be found in the table included within this press release and in the Company’s Form 10-Q to be filed with the Securities and Exchange Commission.

The Company recorded a pre-tax charge of $0.8 million, or $0.02 per diluted share, during the prior-year quarter associated with employee severance costs.

Capital and Liquidity

The Company issued $103.7 million of amortizing, fixed-rate notes on April 30, 2012. The notes bear interest at 4.0% and were sold at a discount to deliver a 5.21% yield, before considering transaction costs. While the final maturity for the notes is in April 2016, the Company currently expects to repay any outstanding note balance in April 2013. Net proceeds from the offering were used to repay borrowings under the Company’s revolving credit facility. As a result, there was $186.8 million outstanding, excluding $4.3 million of letters of credit, under the asset-based loan facility as of April 30, 2012. Additionally, as of April 30, 2012, the Company had $145.4 million of immediately available borrowing capacity, and an additional $113.5 million that could become available upon increases in eligible inventory and customer receivable balances under the borrowing base.

Outlook and Guidance

The Company increased earnings guidance for the fiscal year ending January 31, 2013, to diluted earnings per share of $1.30 to $1.40. The following expectations were considered in developing the guidance:

  Same stores sales up mid- to high-single digits;
  New store openings between five and seven;
  Retail gross margin between 32.0% and 34.0%;
  An increase in the credit portfolio balance;
  Provision for bad debts between 5.5% and 6.5% of the average portfolio balance outstanding;
  Selling, general and administrative expense, as a percent of revenues, between 28.5% and 29.5% of total revenues; and
  Interest expense to increase approximately $2.2 million over the remainder of fiscal 2013 as a result of the issuance of the fixed-rate notes discussed above on April 30, 2012.

Conference Call and Investor Conference Information

Conn’s, Inc. will host a conference call and audio webcast on Monday, June 4, 2012, at 10:00 A.M. CT, to discuss its earnings and operating performance for the quarter. A link to the live webcast, which will be archived for one year, and slides to be referred to during the call will be available at ir.Conns.com. Participants can join the call by dialing 877-754-5302 or 678-894-3020. Additionally, the Company has posted an updated investor presentation to its investor relations web page.

Conn’s management will also be presenting at the Piper Jaffray Consumer Conference in New York on Tuesday, June 5, 2012 at 4:35 P.M. ET. The presentation will be webcast and can be accessed via the following link: http://www.media-server.com/m/p/4567d4wf. Additionally, the presentation will be available for replay for 90 days following the live presentation and will be accessible via the above link or through ir.Conns.com.

About Conn’s, Inc.

The Company is a specialty retailer currently operating 64 retail locations in Texas, Louisiana and Oklahoma: with 22 stores in the Houston area, 14 in the Dallas/Fort Worth Metroplex, seven in San Antonio, three in Austin, five in Southeast Texas, one in Corpus Christi, four in South Texas, six in Louisiana and two in Oklahoma. The Company’s primary product categories include:

  Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;
  Furniture and mattress, including furniture for the living room, dining room, bedroom and related accessories and mattresses;
  Consumer electronic, including LCD, LED, 3-D, plasma and DLP televisions, camcorders, digital cameras, Blu-ray and DVD players, video game equipment, portable audio, MP3 players and home theater products; and
  Home office, including desktop and notebook computers, tablets, printers and computer accessories.

Additionally, the Company offers a variety of products on a seasonal basis, including lawn and garden equipment, and continues to introduce additional product categories for the home to help respond to its customers' product needs and to increase same store sales. Unlike many of its competitors, the Company provides flexible in-house credit options for its customers, in addition to third-party financing programs and third-party rent-to-own payment plans. In the last three years, the Company financed, on average, approximately 61%, including down payments, of its retail sales under its in-house financing plan.

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to be correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to:

  the Company's growth strategy and plans regarding opening new stores and entering new markets;
  the Company's intention to update, relocate or expand existing stores;
  the effect of closing or reducing the hours of operation of existing stores;
  the Company's estimated capital expenditures and costs related to the opening of new stores or the update, relocation or expansion of existing stores;
  the Company's ability to introduce additional product categories;
  sales trends in the home appliance, consumer electronic and furniture and mattress industries and the Company's ability to respond to those trends;
  changes in product sales or gross margin trends;
  the pricing actions and promotional activities of competitors;
  relationships with the Company's key suppliers;
  changes in outstanding balance, delinquency and loss trends in the receivables portfolio;
  the Company’s ability to offer flexible financing programs;
  changes in the interest and fee yield earned on the receivables portfolio;
  changes in the Company’s underwriting and collection practices and policies;
  changes in the costs to collect the receivables portfolio;
  the Company’s ability to amend, renew or replace its existing debt or other credit arrangements before the maturity dates of such arrangements;
  the Company's ability to fund operations, debt repayment and expansion from cash flow from operations, borrowings on its revolving lines of credit and proceeds from securitizations and from accessing debt or equity markets;
  the ability of the Company to obtain additional funding for the purpose of funding the receivables generated by the Company;
  the ability of the Company to maintain compliance with the covenants in its debt and other credit arrangements or obtain amendments or waivers of the covenants to avoid violations or potential violations of the covenants;
  changes in covenant requirements in future debt and other credit arrangements;
  reduced availability under the Company’s credit facilities as a result of borrowing base requirements and the impact on the borrowing base calculation of changes in the performance or eligibility of the customer receivables financed by that facility;
  the ability of the financial institutions providing lending facilities to the Company to fund their commitments;
  the effect on borrowing costs of downgrades by rating agencies or changes in laws or regulations on the Company’s financing providers;
  the cost of any amended, renewed or replacement debt or other credit arrangements;
  interest rates;
  general economic and financial market conditions, including conditions in the capital markets;
  weather conditions in the Company's markets;
  the outcome of litigation or government investigations;
  changes in the Company's stock price; and
  the actual number of shares of common stock outstanding.

Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed on April 12, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONN'S, INC. AND SUBSIDIARIES
CONDENSED, CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	April 30,
	2012	2011
Revenues
Total net sales	$166,937	$157,070
Finance charges and other	33,914	34,912
Total revenues	200,851	191,982
Cost and expenses
Cost of goods sold, including warehousing and occupancy costs	108,443	106,453
Cost of parts sold, including warehousing and occupancy costs	1,550	1,730
Selling, general and administrative expense	59,656	59,445
Provision for bad debts	9,185	9,564
Store closing costs	163	-
Total cost and expenses	178,997	177,192
Operating income	21,854	14,790
Interest expense	3,759	7,556
Other (income) expense, net	(96)	52
Income before income taxes	18,191	7,182
Provision for income taxes	6,635	2,781
Net income	$11,556	$4,401

Earnings per share:
Basic	$0.36	$0.14
Diluted	$0.35	$0.14
Average common shares outstanding:
Basic	32,195	31,768
Diluted	32,904	31,772

CONN'S, INC. AND SUBSIDIARIES
CONDENSED RETAIL SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended April 30,
	2012	2011
Revenues
Product sales	$152,115	$144,279
Repair service agreement commissions	11,392	8,902
Service revenues	3,430	3,889
Total net sales	166,937	157,070
Finance charges and other	241	225
Total revenues	167,178	157,295
Cost and expenses
Cost of goods sold, including warehousing and occupancy costs	108,443	106,453
Cost of parts sold, including warehousing and occupancy costs	1,550	1,730
Selling, general and administrative expense	46,049	44,102
Provision for bad debts	212	143
Store closing costs	163	-
Total cost and expenses	156,417	152,428
Operating income	10,761	4,867
Other (income) expense, net	(96)	52
Segment income before income taxes	$10,857	$4,815

Retail gross margin	33.7%	30.5%
Selling, general and administrative expense as percent of revenues	27.5%	28.0%
Operating margin	6.4%	3.1%
Number of stores, end of period	65	76

CONN'S, INC. AND SUBSIDIARIES
CONDENSED CREDIT SEGMENT FINANCIAL INFORMATION
(unaudited)
(in thousands)

	Three Months Ended April 30,

	2012	2011
Revenues
Finance charges and other	$33,673	$34,687
Cost and expenses
Selling, general and administrative expense	13,607	15,343
Provision for bad debts	8,973	9,421
Total cost and expenses	22,580	24,764
Operating income	11,093	9,923
Interest expense	3,759	7,556
Segment income before income taxes	$7,334	$2,367

Selling, general and administrative expense as percent of revenues	40.4%	44.2%
Operating margin	32.9%	28.6%

MANAGED PORTFOLIO STATISTICS
(dollars in thousands, except average outstanding balance per account)

	Three months ended April 30,
	2012	2011
Total accounts	458,493	491,441
Total outstanding balance	$635,233	$625,487
Average outstanding balance per account	$1,385	$1,273
Weighted average origination credit score of sales financed	615	623
Weighted average credit score of outstanding balances	601	589
Balance 60+ days delinquent	$46,438	$44,453
Percent 60+ days delinquent	7.3%	7.1%
Percent 60-209 days delinquent	7.3%	5.5%
Percent of portfolio re-aged	11.6%	19.4%
Weighted average monthly payment rate (QTD)	6.1%	6.4%
Net charge-off ratio (YTD annualized)	8.5%	6.8%
Percentage of sales generated by payment option:
GE Capital	12.5%	6.3%
Conn's Credit (including down payment)	66.9%	55.0%
RAC Acceptance (Rent-to-Own)	3.7%	3.5%
Total	83.1%	64.8%

CONDENSED, CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	April 30,	January 31,
	2012	2012

Assets
Current assets
Cash and cash equivalents	$6,730	$6,265
Customer accounts receivable, net	313,139	316,385
Other accounts receivable, net	35,414	38,715
Inventories	68,890	62,540
Deferred income taxes	16,007	17,111
Prepaid expenses and other assets	15,785	11,542
Total current assets	455,965	452,558
Long-term customer accounts receivable, net	271,984	272,938
Property and equipment, net	40,257	38,484
Non-current deferred income tax asset	9,570	9,754
Other assets, net	10,856	9,564
Total assets	$788,632	$783,298
Liabilities and Stockholders' Equity
Current Liabilities
Current portion of long-term debt	$103,690	$726
Accounts payable	60,812	44,711
Accrued compensation and related expenses	7,494	7,213
Accrued expenses	22,314	24,030
Other current liabilities	18,547	17,994
Total current liabilities	212,857	94,674
Long-term debt	194,396	320,978
Other long-term liabilities	12,894	14,275
Stockholders' equity	368,485	353,371
Total liabilities and stockholders' equity	$788,632	$783,298

CONN-F

CONTACT:
Conn’s, Inc., Beaumont
Chief Operating Officer
Mike Poppe, 409-832-1696 Ext. 3294
or
Investors:
S.M. Berger & Company
Andrew Berger, 216-464-6400